CONTRACT FOR DEED FOR
SALE AND PURCHASE OF MINING PROPERTY

THIS Contract for Deed for Sale and Purchase of Mining Property (the "Agreement") is made, entered into and effective this 1st day of August, 2013, (the "Effective Date") by Marlene Moen, Gene Nellis, Nancy Egler Nellis, Greater Yellowstone Resources, LLC, a Montana limited liability company, Hartmut Baitis and Inga Baitis (collectively referred to as "Sellers"), and Magna Management Ltd., Suite 300 Jameson House, 838 West Hastings Street, Vancouver, BC V6C 0A6 Canada ("Buyer").

RECITALS:

WHEREAS, Sellers own certain real property consisting of patented mining claims and unpatented mining claims located near Pony, Montana, in Madison County, Montana; and

WHEREAS, pursuant to the terms and conditions of this Agreement, Sellers desire to sell the patented mining claims and unpatented mining claims, as described below, to Buyer and Buyer desires to purchase such real property from Sellers pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants stated herein, the parties agree as follows:

1. Definitions.

Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

"Action" means any action, suit, claim, arbitration, grievance, complaint, charge proceeding or investigation commenced by or pending before any Governmental Authority, or any arbitration or similar proceeding before any private tribunal.

"Agreement" means this Purchase Agreement dated as of the date first above written.

"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Montana are authorized or obligated to close.

"Buyer Indemnitees" means Buyer and all its respective predecessors and successors (by merger, acquisition or otherwise) and all shareholders, directors, officers, employees, attorneys, contractors, agents, transferees and successors and assigns of each of them.

"Closing" has the meaning set forth in Section 7.

"Closing Date" has the meaning set forth in Section 7.

"Contracts" means all oral and written contracts, agreements, instruments, commitments, understandings, binding arrangements, leases of real and personal property, Licenses, partnership arrangements or agreements, joint venture arrangements or agreements, and all other legally binding arrangements.

"Environmental Conditions" means and includes any condition, circumstance, quality, quantity or other state of the land, subsurface, strata, air, surface water, ground water, fish, wildlife, or biota arising out of, related to or resulting from the Release or threatened Release, generation, transport, handling, treatment, storage, disposal, management, reclamation, presence of or exposure to any Hazardous Materials or Mining Wastes.

"Environmental Law" means any past, present or future Law or Order pertaining to natural resources, Environmental Conditions, regulation or protection of human health, safety or welfare or the environment or historic, archeological or cultural preservation, or relating to the operation, maintenance or reclamation of mining property or to the Releases or threatened Releases of Hazardous Materials or Mining Wastes, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. § 9601, *et seq.*), as amended by the Superfund Amendments and Reauthorization Act of 1986, (Pub.L. 99-499, 100 Stat. 9613) ("SARA"), and as hereafter amended ("CERCLA"); the Clean Air Act (42 U.S.C. §§ 7401, *et seq.*); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251, *et seq.*); the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. §§ 6901, *et seq.*); the Safe Drinking Water Act (42 U.S.C. §§ 300(f), *et seq.*); the National Historic Preservation Act (16 U.S.C. § 470); the Endangered Species Act of 1973 (Pub.L. 93-205. 87 Stat 884); the Comprehensive Environmental Cleanup and Responsibility Act, as amended ("CECRA") (M.C.A. §§ 75-10-701, *et seq.*); the Montana Solid Waste Management Act ("SWMA") (M.C.A. §§ 75-10-201, *et seq.*); the Montana Water Quality Act (M.C.A. §§ 75-2-701, *et seq.*); the Clean Air Act of Montana (M.C.A. §§ 75-2-101, *et seq.);* the Natural Streambed and Land Preservation Act (M.C.A. §§ 75-7-101, *et seq.*); the Montana Hard Rock Mining Act (M.C.A. §§ 82-4-301, *et seq.*); and the Montana Floodplain and Floodway Management Act (M.C.A. §§ 76-5-101, *et seq.*); all as amended and as may change from time to time; and any rules or theories of common law providing for any cause of action, remedy or right of recovery with respect to, arising from or related to Environmental Conditions, as any such provisions or theories may change from time to time.

"Governmental Authority" means any United States Federal, state or local government, or any tribal government, or any foreign, national, international, provincial or local government, or any subdivision of any of the foregoing, or any governmental, regulatory, legislative, executive or administrative authority, agency, commission, department, board, bureau, agency, or instrumentality, or any court, tribunal, or judicial body, domestic or foreign.

"Hazardous Materials" means hazardous or extremely hazardous substance or chemical, solid or hazardous waste, special, liquid, industrial or other waste, hazardous material, or other material, substance or agent (whether in solid, liquid or gaseous form) (i) that is regulated in connection with the protection of the environment; (ii) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (iii) which is defined or listed as a "hazardous waste," "hazardous substance," "extremely hazardous substance," "hazardous or deleterious substance," or "pollutant or contaminant" under any Environmental Laws; (iv) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or hazardous; (v) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a threat to human health, safety or the environment; (vi) which contains, without limitation, gasoline, diesel fuel or other

petroleum hydrocarbons; or (vii) which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation.

"Including" means, whether or not capitalized, "including without limitation."

"Income Taxes" means federal, state, local or foreign income or franchise Taxes or other Taxes measured in whole or in part by income and any interest and penalties and additions.

"Indemnifiable Losses" means the aggregate of Losses, Litigation Expenses and any other Liabilities.

"Indemnified Party" means any Person claiming indemnification under any provision of Section 17.

"Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Section 17.

"Knowledge of Sellers" means the actual knowledge, without inquiry or investigation, of Roy Mathew Moen, based on his present recollection as of the date of this Agreement, and does not include constructive knowledge, including any constructive knowledge related to the Property or Records or documents that are not part of any such individual's present recollection as of the date of this Agreement.

"Law" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Governmental Authority.

"Liabilities" shall mean any and all debts, losses, claims, damages, costs, expenses, demands, fines, judgments, penalties, obligations (including Contracts), payments, and liabilities of every type and nature (whether civil, criminal or other, and whether foreseeable or unforeseeable, known or unknown, due or to become due, fixed or contingent, matured or unmatured, including those arising out of any Action), together with any reasonable costs and expenses (including reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with any of the foregoing.

"Litigation Expense" means any court filing fee, court cost, arbitration fee or cost, witness fee, and each other fee and cost of investigating and defending or asserting a claim for indemnification under Section 17, including, in each case, attorneys' fees, other professionals' fees, and disbursements, including any of the foregoing arising under or related to Environmental Laws.

"Loss" means, other than a Litigation Expense, any loss, settlement payment, cost, expense, interest, award, judgment, damages (including special, incidental, indirect, consequential or punitive damages, regardless of whether any such damages are reasonably foreseeable), diminution in value, fine, fee and penalty or other charge; or any Action, Order, dues, deficiency, obligation, Tax, or lien, including any of the foregoing arising under or related to Environmental Laws.

"Mining Wastes" shall mean any solid, liquid or gaseous waste materials and their constituents resulting from or related to mineral exploration, or mining, milling, smelting, processing or refining operations, and any structures and debris associated with such exploration or operations, including the following waste materials and their constituents

resulting from or related to the exploration, extraction, beneficiation, or processing of ores and minerals: waste rock, overburden, tailings, slag, flue dust and other waste materials.

"Notice" has the meaning set forth in Section 19.

"Order" means any writ, judgment, decree, injunction, ruling or other order of any Governmental Authority (in each such case whether preliminary or final).

"Party" means, whether capitalized or not, any party to this Agreement, and "parties" means all parties to this Agreement, except where the context treats Purchaser as one party, and the Moen Group as the other party.

"Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

"Property" the Property shall consist of the Patented Claims, the Unpatented Claims and the Future Claims.

"Records" means all of Sellers' books, records, files, correspondence, Contracts, Licenses, including all such records and reports relating to Assets, Environmental Conditions, Hazardous Materials, Liabilities, Loss, Mining Waste, evaluations of the Property, whether prepared by Sellers or third parties, accounting records, financial records, journals, ledgers, historical records and reports, charts, drill logs, core samples, assay surveys, mining records, exploration records, safety records, financial statements, real property records, maps and surveys, and all other records, data or documents in the possession of Sellers in any form whatsoever relating to the Property.

"Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials or Mining Wastes through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

"Sellers Indemnitees" means the Sellers and all its predecessors and successors (by merger, acquisition or otherwise) and all members of Seller, and all shareholders, directors, officers, employees, attorneys, contractors, agents, transferees and successors and assigns of each of them.

"Third Party Claim" has the meaning set forth in Section 17.2.

2. Sale and Purchase of the Property.

Subject to the terms and conditions of this Agreement, Sellers agree to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase and accept from Sellers the real property described as follows:

(a) Patented Mining Claims. The specified undivided interests in those certain patented (deeded) mining claims located in Madison County, Montana, owned by one or more of Sellers, and described in Exhibits A, C and D which are attached and incorporated herein by reference (the "Patented Claims");

(b) Unpatented Mining Claims. The specified undivided interest in those certain unpatented mining claims located in Madison County, Montana, and in

which one or more of Sellers is the claimant, and described in Exhibits B, C and D which are attached and incorporated herein by reference (the "Unpatented Claims"); and

(c) Future Mining Claims. Any unpatented mining claims that Sellers or any of them may locate in the future within a three-mile radius from the survey point which is the southwest corner (SW) of Section 15, Township 2S, Range 3W, Montana Principal Meridian (the "Survey Point"), and the Survey Point is located on the MN 18 mining claim (the "Future Claims").

The Patented Claims, Unpatented Claims, and Future Claims, if any, are collectively referred to herein as the "Property."

3. No Encumbrances.

At the time of conveyance and transfer of the Property from Sellers to Buyer upon Buyer's full payment of the purchase price, the Property shall be free and clear of any and all claims, liens, mortgages, security interests, encumbrances, taxes, assessments and other restrictions, except as expressly accepted in writing by Buyer.

4. Purchase Price and Production Royalty.

4.1. Purchase Price. The purchase price to be paid by Buyer to Sellers to purchase the Property is Three Million Dollars ($3,000,000) (USD) plus interest accrued on the principal balance (the "Purchase Price" and all payments previously made and to be made in the future shall be in U.S. dollars) will be paid as follows:

(a) The Sellers have been paid the sum of $240,000 in twelve payments each in the amount of $20,000 as initiated in the Memorandum of Understanding with Magna signed May 3rd and 5th of 2012, between Sellers and Buyer (the "MOU"). These payments have been applied to the Purchase Price.

(b) On or before October 1, 2013, Buyer shall pay Sellers the sum of $60,000 which shall be applied to the Purchase Price.

(c) The balance of the Purchase Price ($3,000,000 less $240,000 already paid and the $60,000 to be paid pursuant to subsection (b) above) in the amount of $2,700,000 plus interest accruing on this amount at the rate of 6% per annum from January 1, 2013, shall be paid in non-refundable installment payments as follows:

(1) $20,000 on September 1, 2013;

(2) $20,000 on October 1, 2013;

(3) $20,000 on November 1, 2013;

(4) $20,000 on December 1, 2013;

(5) $20,000 on January 1, 2014;

(6) $20,000 on February 1, 2014; and

(7) $250,000 in quarter-annual payments beginning on March 1, 2014, and on the first day of June, 2014, the first day of September, 2014, the first day of December, 2014 and on the same dates of each year thereafter until the Purchase Price plus interest accrued thereon have been paid in full. Each payment shall first be applied to interest accrued on the Purchase Price with the balance of each payment applied to reduce the principal balance of the Purchase Price.

(d) In addition to the payment of the Purchase Price as stated in subsections 4.1(b) and 4.1(c) above, all revenue from the processing of ore stockpiles, tailings and mine dumps existing on the Property at the time of execution of this Agreement, shall be paid by a Processor (i.e., Golden Sunlight Mine-Barrick) to the Escrow Agent identified in Section 8 of this Agreement. The Escrow Agent shall be instructed to disburse such funds as follows: (i) to pay all costs associated with the evaluation (i.e., assay work and sampling), removal and transport of such ore stockpiles, tailings and mine dumps; and (ii) the balance of such funds shall be paid to Sellers and applied as a prepayment of the principal balance of the Purchase Price provided that any such prepayments of the principal balance of the Purchase Price shall not relieve Buyer from making the payments stated in subsections 4.1(b) and 4.1(c) until the Purchase price including interest accrued thereon has been paid in full.

4.2. Reservation of Production Royalty. The Sellers hereby reserve a production royalty (the "Royalty") in the amount of two percent (2%) of Net Smelter Returns, as defined herein, received by Buyer or its successors or assigns as owner or owners of all or any portion of the Property resulting from the extraction and sale of precious metals, base metals and any other commercial minerals (collectively the "Minerals") from any portion of the Property. The Royalty shall run with the Property in perpetuity for the benefit of the Sellers and their successors and assigns. The Royalty shall relate to all additional mining property located by Buyer or its successors or assigns within a three-mile radius of the Survey Point, as defined in Section 2(c) above, any such additional mining property described herein is included within the definition of the Property. At Closing, the Sellers and Buyer shall execute the appropriate documents, which shall be recorded in the public records of Madison County, Montana, reserving the Royalty to the Sellers.

4.2.1 Definition of Terms Relating to Reservation of Production Royalty

The following definitions of terms shall apply to this Section 4.2 and to other parts of this Agreement when such terms are used:

(a) "Business Day" means a day other than a Saturday, a Sunday or any other day on which either Purchaser's banks or the applicable Processor are not open for business.

(b) "Calculation Price" means in respect of Minerals credited to the account of Purchaser, the Spot Price on the Business Day that Purchaser's account is credited with such Minerals or with the U.S. dollar cash equivalent monetary value thereof.

(c) "Minerals" means all marketable naturally occurring metallic (i.e., precious metals and base metals) minerals or mineral bearing material that is mined,

extracted, removed, produced or otherwise recovered from the Property in the course of operating the Property as a mine.

(d) "Net Smelter Returns" means the gross amount paid by smelters or purchasers for the Minerals, or, in the event that the account of Buyer at a Processor is credited with Minerals processed by the Processor, the gross value of the Minerals so credited to Buyer during the relevant time period multiplied by the Calculation Price, after deducting only the charges made for smelting, treating and refining the Minerals. Mill costs, sampling charges and freight will not be deducted in computing Net Smelter Returns.

(e) "Prime" means, at any particular time, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), and (b) the maximum rate permitted by applicable law.

(f) "Processor" means collectively any third-party mill, smelter, refinery or other processor of the Minerals which processes any Minerals to the final product stage before sale or other disposition by or for the account of Buyer.

(g) "Production Royalty" or "Royalty" has the meaning set out in Section 4.2 of this Agreement.

(h) "Refined Metal" means gold, silver, lead, copper, zinc, platinum group or other marketable metals produced from Minerals and refined to standards meeting or exceeding commercial standards for the sale of such as refined metals.

(i) "Spot Price" on any given date means (i) in the case of Minerals that are gold, the per ounce price of gold in U.S. dollars quoted by the London Bullion Market Association, Afternoon Fix on such date; (ii) in the case of Minerals that are silver, the per ounce price of silver in U.S. dollars quoted by the London Bullion Market Association on such date, and (iii) in the case of all other Minerals, the price per unit in U.S. dollars for the relevant Minerals as quoted on the London Metal Exchange. If for any reason the London Bullion Market Association or the London Metal Exchange are no longer in operation, the "Spot Price" of such Minerals shall be determined by reference to the price of such Minerals on another commercial exchange mutually acceptable to the parties hereto.

4.2.2 Term

The term of the Royalty reserved by Sellers and recognized by this Agreement shall be perpetual; it is the intent of the parties to this Agreement that the Royalty constitutes a covenant running with the land and affecting the Property and all successions thereof whether created privately or through government action.

4.2.3 Production Royalty

Buyer shall pay to Sellers a perpetual production royalty in the aggregate amount of Two Percent (2%) of Net Smelter Returns from the sale of Minerals derived from the Property.

4.2.4 Time and Manner of Payment

(a) No later than sixty (60) calendar days after the end of each calendar quarter during which one or more payments are made to, or otherwise credited to, the account of Buyer by a Processor, purchaser, or other user of the Minerals, Buyer shall pay, or cause to be paid, in U.S. Dollars, the Royalty in accordance with written instructions given to Buyer by Sellers. Sellers may, from time to time in their discretion, change the payment instructions by giving written notice thereof to Buyer; such notice shall be effective upon actual receipt by Buyer, or upon the fourth day after deposit of such notice in the United States mail, first class postage prepaid, addressed to Buyer, whichever occurs first.

(b) In the event that the Royalty is not paid within the time period stated in subsection 4.2.4(a), then a late payment penalty shall be assessed. The late payment penalty shall be in the amount of $100 per day for each day that the Royalty is not paid after the due date of payment of the Royalty and shall be paid by Buyer to Sellers.

(c) Notwithstanding the terms of any other provision in this Agreement, Buyer shall not be obligated to make any royalty payment under this Agreement before it has received possession of or been credited with Refined Metal, or been credited with the proceeds from the sale or other disposition of Minerals.

4.2.5 Payment Accounting; Late Charges

(a) All credits or payments of the Royalty shall be accompanied by a detailed statement explaining the manner in which the payment was calculated together with copies of any available settlement sheets from the Processor, purchaser, or other user of the Minerals. Such payment and statements shall be deemed conclusively correct unless Sellers object to them in writing within one hundred eighty (180) days after receipt thereof.

(b) If it is determined by agreement of the parties or legal proceeding that any Royalty payment has not been properly paid in full as provided herein, then Buyer shall pay interest on the delinquent payment at a rate per annum of Prime plus 2%, commencing on the date on which such delinquent payment was properly due and continuing until the date on which Sellers receive payment in full of such delinquent payment and all accrued interest thereon.

(c) If it is determined by agreement of the parties or legal proceeding that any Royalty payment was overpaid, Buyer shall be entitled to set off such amount against the next Royalty payment.

(d) All Royalty payments (including interest thereon, if any) will be made subject to withholding or deduction in respect of the Royalty payment for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied on such Royalty payments by or on behalf of any governmental authority having power and jurisdiction to tax and for which Buyer is obligated in law to withhold or

deduct and remit to such governmental authority. Buyer shall set out in the statement referred to in Section 4.2.5(a) any amount so withheld.

4.2.6 Commingling

Before any Minerals derived from the operation of the Property are commingled with minerals from other properties, the Minerals produced from the Property shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, commercial minerals and other appropriate content. Representative samples of the Minerals shall be retained by Buyer and assays (including moisture and penalty substances) and other appropriate analyses of these samples shall be made before commingling to determine metal, commercial minerals, and other appropriate content. Detailed records shall be kept by Buyer showing moisture, assays of metal, commercial minerals, and other appropriate content and penalty substances, and gross metal content of the Minerals. From this information, Buyer shall determine the amount of Royalty due and payable to Sellers from Minerals produced from the Property commingled with minerals from other properties.

4.2.7 Books; Records

(a) Buyer shall keep true and accurate books and records of all of its operations and activities on the Property and under this Agreement. Such books and records shall be kept in accordance with generally accepted accounting principles consistently applied, and shall be kept in the offices of Buyer located in the State of Montana. Not more frequently than annually, Sellers may, at the sole expense of Sellers, perform an audit or other examination of all of such books and records kept as required by this Agreement. Sellers shall promptly commence any such audits and shall diligently prosecute the same to conclusion.

(b) Sellers shall not, without the express written consent of Buyer, which consent shall not be unreasonably withheld, disclose any data or information concerning the operations of the Property obtained under this Agreement which is not already in the public domain, unless the disclosure of such information is required by a lawful authority or regulatory body having jurisdiction.

4.2.8 Stockpiling

Buyer shall be entitled to temporarily stockpile, store or place Minerals produced from the Property in any locations owned, leased or otherwise controlled by Buyer or its Affiliates or the Processor on or off the Property, provided the same are appropriately identified as to ownership and origin and secured from loss, theft, tampering and contamination.

4.2.9 Tailings and Residues

Except as stated in Section 11, all tailings, residues, waste rock, spoiled leach materials, and other materials (collectively called "Materials") resulting from Buyer's operations and activities on the Property shall be the sole property of Buyer, but shall remain subject to the Royalty reserved in this Agreement should the same be processed or reprocessed, as the case may be, in the future and result in the production of Minerals. Notwithstanding the foregoing, Buyer shall have the right to dispose of Materials from the

Property on or off the Property and to commingle the same with Material from other properties. In the event Materials are processed or reprocessed, as the case may be, the Royalty payable thereon shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

5. Assessment Work and Payment for Claim Maintenance.

For the Unpatented Claims and any Future Claims that are unpatented claims and for so long as this Agreement remains in effect, Buyer shall pay the maintenance fee required by law for the maintenance of the Unpatented Claims and any Future Claims that are unpatented claims to Sellers by June 1 of each year. Sellers will then file the reports and pay the maintenance fees and provide receipts thereof to Buyer.

6. Exploration and Development of the Property.

Buyer shall use the Property strictly for mining purposes. All work on the Property, including exploration and development of the Property, shall be performed in a professional, miner-like manner in full compliance with accepted mining practices. All exploration and development on the Property must comply with applicable federal, state and local laws and regulations and shall be performed in compliance with accepted mining practices. Sellers do not represent, warrant, promise or guarantee that exploration and other work on the Property will result in production of Minerals from the Property.

7. Closing.

7.1 Closing. The closing of the purchase and sale provided for in this Agreement (the "Closing") shall take place at a place mutually agreed to in writing by the parties, or absent such mutual agreement at the offices of the Sellers, on such date and time as mutually agreed between the parties (the "Closing Date"). At the election of the Sellers and Buyer, mutually agreed in writing, the Closing may be performed by mail, or electronically, via facsimile and/or courier service. On the Closing Date, Buyer shall take possession of the Property.

7.2 Closing Deliveries of the Sellers. At Closing, the Sellers shall execute the following deeds and other documents described below and deliver the executed deeds and other documents to Montana Abstract and Title Company, 2931 Nevada Street, Butte, Montana 59701 (the "Escrow Agent"):

(a) A warranty deed conveying the Patented Claims to Buyer with a corresponding Realty Transfer Certificate;

(b) A quitclaim deed conveying the Unpatented Claims to Buyer with a corresponding Realty Transfer Certificate; and

(c) A quitclaim deed conveying the Future Claims, if any, to Buyer with a corresponding Realty Transfer Certificate and Sellers shall have the continuing obligation that if and when Future Claims are located, Sellers shall execute a quitclaim deed conveying such Future Claims to Buyer with a corresponding Realty Transfer Certificate and deliver such quitclaim deed to the Escrow Agent.

7.3 Closing Deliveries of Buyer. At the Closing, Buyer shall deliver or cause to be delivered to the Sellers each of the following:

(a) A certificate of the Secretary of Buyer certifying resolutions of the Board of Directors of Buyer relating to the authorization, execution, delivery and performance of this Agreement and indicating that such resolutions were duly adopted and are in full force and effect.

At Closing, Buyer will execute and deliver to the Escrow Agent:

(a) A quitclaim deed conveying the Patented Claims to the Sellers with a corresponding Realty Transfer Certificate;

(b) A quitclaim deed conveying the Unpatented Claims to the Sellers with a corresponding Realty Transfer Certificate; and

(c) A quitclaim deed conveying the Future Claims, if any, to the Sellers with a corresponding Realty Transfer Certificate and Buyer shall have the continuing duty that to the extent Future Claims are located, Buyer shall execute a quitclaim deed conveying such Future Claims to Sellers with a corresponding Realty Transfer Certificate and deliver such Quitclaim Deed to the Escrow Agent.

7.4 Further Assurances; Post-Closing Cooperation. Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement.

8. Escrow Agent.

Montana Abstract and Title Company, as the Escrow Agent, shall hold the deeds from Sellers to Buyer to the Patented Claims, Unpatented Claims and any Future Claims, and the deeds from Buyer to Sellers to the Patented Claims, Unpatented Claims and any Future Claims (collectively the "Escrow Documents") in escrow. The parties shall execute and deliver to the Escrow Agent instructions instructing the Escrow Agent to hold the Escrow Documents until either (i) full payment of the Purchase Price from Buyer to Sellers; or (ii) notice of termination of this Agreement. Upon full payment of the Purchase Price, Sellers shall notify the Escrow Agent to release and deliver the Escrow Documents to Buyer. In the event that there is a default by Buyer in the timely payments of the Purchase Price and Buyer fails to cure the default within the cure period stated in Section 11, Sellers may elect to terminate this Agreement and notify the Escrow Agent of the termination of this Agreement and release of the Escrow Documents to Sellers. Upon receipt of such notice from Sellers, the Escrow Agent shall release the Escrow Documents to Sellers.

9. Representations and Warranties of Sellers.

Sellers represent and warrant to Buyer that the following statements are true and correct on the date of this Agreement:

9.1 Binding Agreement. This Agreement has been duly executed and delivered by Sellers and, assuming the due authorization, execution and delivery by Buyer constitutes a legal, valid and binding obligation of Sellers enforceable in accordance with its terms,

except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting creditors' rights and remedies generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

9.2 Absence of Conflicting Agreements. To the knowledge of the Sellers, the execution and delivery by the Sellers of this Agreement does not, and the performance by the Sellers of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Sellers.

9.3 Government Approvals and Filings. To the knowledge of the Sellers, no consent, approval or action of, filing with or notice to any Governmental Authority on the part of the Sellers is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of the Sellers to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, or to have a material adverse effect on the Property.

9.4 Litigation. To the knowledge of the Sellers, there are no Actions pending or threatened to be brought by or before any Governmental Authority, against the Sellers that (a) could reasonably be expected to adversely affect the ability of the Sellers to consummate the transactions contemplated hereby or (b) would reasonably be expected to affect adversely the ability of the Sellers to fulfill its obligations hereunder.

9.5 Commissions. There is no broker or finder or other Person who has any valid claim against the Sellers for a commission, finder's fee, brokerage fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by or on behalf of the Sellers or its officers, employees or agents.

10. Representations and Warranties of Buyer.

Buyer represents and warrants to Sellers that the following statements are true and correct on the date of this Agreement:

10.1 Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets and to conduct its business as it is now being conducted.

10.2 Binding Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer and, assuming the due authorization, execution and delivery by the Sellers constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting creditors' rights and

remedies generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

10.3 Absence of Conflicting Agreements. The execution and delivery by Buyer of this Agreement do not, and the performance by Buyer of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Buyer; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Buyer; (c) with respect to any Contract or License to which Buyer is a party (i) conflict with or result in a violation or breach of same, (ii) constitute (with or without notice or lapse of time or both) a default under same, or (iii) require Buyer to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person as a result or under the terms of same.

10.4 Government Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental Authority on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

10.5 Litigation. There are no Actions pending or, to the knowledge of Buyer, threatened to be brought by or before any Governmental Authority, against Buyer that (a) seek to question, delay or prevent the consummation of the transactions contemplated hereby or (b) would reasonably be expected to affect adversely the ability of Buyer to fulfill its obligations hereunder.

10.6 Commissions. Buyer shall pay a finder fee to Roy Matthew Moen in accordance with an agreement between Buyer and Roy Matthew Moen.

10.7 Independent Evaluation. Buyer is experienced and knowledgeable in the mining business and is aware of the risks of purchasing the Property for mining purposes. Such risks include those associated with Environmental Conditions and reclamation obligations, and Buyer has been afforded the opportunity to examine the Property and is aware of Environmental Conditions and reclamation obligations associated with the Property. Buyer has been afforded the opportunity to examine the Records relating to the Property which have been made available to it by Sellers with respect to the Property. Buyer acknowledges and agrees that, except for the representations and warranties of Sellers stated in this Agreement, Sellers have made no representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the Records or as to any other information relating to the Property furnished or to be furnished to Buyer or their representatives by or on behalf of Sellers. In entering into this Agreement, Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of the transaction including its own estimate and appraisal of the extent and value of, and the risks associated with, the Property. Representatives of Buyer have visited the Property. Buyer acknowledges and affirms that, on the basis of such estimate and appraisal and other considerations it deems relevant, it has determined that the value of the Mining Assets exceeds the Cash Payment and other consideration to be received by the Sellers. Buyer acknowledges and agrees that, except as expressly provided in this Agreement, Buyer shall not have any Liability to Buyer Indemnitees resulting from any use, authorized or unauthorized, of the Records provided by or on behalf of Sellers.

11. Waiver, Default and Grace Period.

Time is of the essence of this Agreement. Any indulgence or forbearance granted by the Sellers to Buyer upon any breach of this Agreement by Buyer shall not be construed as a waiver by the Sellers of any other or subsequent breach, nor shall indulgence by the Sellers in extending the time of performance in any given instance be construed as a waiver of the provision that time is of the essence as to any other or subsequent breach or breaches.

Failure of Buyer to perform any of Buyer's obligations under this Agreement shall constitute a default, including Buyer's failure to timely pay the Purchase Price installment payments owed under this Agreement as described in Section 4. In the event of default, Seller shall give Buyer written notice of the default or defaults claimed. In the event of default for failure to pay the Purchase Price installment payment under this Agreement when due, Buyer shall have fifteen (15) days after service of notice of default in which to cure the default specified in the notice of default. For any other default not relating to failure to pay a Purchase Price installment payment, Buyer shall have thirty (30) days after service of notice of default in which to cure the default specified in such notice of default.

In the event that Buyer fails to cure a default, Sellers may, at their sole option:

(a) Specifically enforce, without acceleration, the provisions of this Agreement; or

(b) Declare, without prior notice, the entire unpaid balance of the Purchase Price immediately due and payable, in which event the Sellers shall give Buyer written notice of such acceleration and Buyer shall have thirty (30) days after service of notice of acceleration of the unpaid balance of the Purchase Price in which to pay such amount in full; or

(c) Pursue any other legal or equitable remedy including terminating this Agreement without further notice.

If Sellers accelerate the balance of the Purchase Price due hereunder as provided in (b), above, and Buyer fails to pay the entire outstanding balance of the Purchase Price plus interest accrued thereon, and any other unpaid obligations owed by Buyer to Sellers, within thirty (30) days after, Sellers may, at their option:

(i) Specifically enforce this Agreement. In any court decree or order requiring specific performance by the Buyer, the Sellers shall be entitled to a court decree or order requiring the Property to be sold at an execution sale and the proceeds applied first to the Sellers's expenses in pursuing its remedies hereunder, including reasonable attorneys' fees, and then to satisfaction of the total balance of the Purchase Price due hereunder. Buyer agrees that if the net proceeds of the execution sale fail to satisfy Buyer's obligations under this Agreement, then the Sellers shall be entitled to a deficiency judgment against Buyer to satisfy the unpaid obligations of Buyer by levies of execution upon Buyer's property;

(ii) Terminate this Agreement without further notice. If the Sellers elect to terminate this Agreement, Buyer shall on demand from the Sellers immediately and peaceably surrender possession of the Property, and further shall execute such instruments as the Sellers deem necessary in order to

record termination of this Agreement and of Buyer's interest in the Property. In such event, and notwithstanding anything stated in this Agreement to the contrary, (i) Buyer shall have no further right to remove or sell any Minerals from the Property and all Minerals and stockpiles of ore shall immediately become the property of the Sellers; and (ii) within five (5) days after termination, Buyer shall deliver to Sellers all drilling logs, assays, maps and all other non-interpretive factual data prepared by or on behalf of Buyer relating to Buyer's exploration or development of the Property. In addition, the Sellers shall be entitled to retain all payments made hereunder as liquidated damages for breach of this Agreement and as reasonable rent for use of the Property. In the event of a termination of this Agreement pursuant to this subparagraph, the Escrow Agent is directed to deliver the Escrow Documents to the Sellers upon receipt of written notice from the Sellers of the Sellers's termination of this Agreement; or

(iii) Pursue any other available legal or equitable remedy.

12. Notice of Purchaser's Interest.

At Closing, the parties will execute a Notice of Purchaser's Interest, in the form attached as Exhibit E which shall be recorded in the office of the Clerk and Recorder of Madison County, Montana.

13. No Liens and Encumbrances.

Until such time as the Purchase Price has been paid in full, Buyer shall not allow or place any lien or encumbrance on the Property without the prior written consent of Sellers.

14. Insurance.

14.1 Requirement to Maintain Insurance. Buyer shall procure and maintain continuously in effect until Buyer has fully performed all obligations under this Agreement, with respect to the Property and any improvements located on the Property or placed on the Property by Buyer, policies of insurance against such risks and in such amounts as are customary for a prudent owner of properties comparable to the Property. Without limiting the generality of the foregoing provision, Buyer shall specifically maintain the following insurance coverage.

14.2 General Liability Insurance. General liability insurance against liability for injuries to or death of any person or damage to or loss of property arising out of or in any way related to the condition of the Property or any part thereof or Buyer's use or possession of the Property, in an amount not less than One Million Dollars ($1,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate. The Sellers shall be named as additional insureds on the general liability insurance policy.

14.3 Casualty and Fire Insurance. Direct damage insurance covering the following risks of loss to the improvements on the Property: (i) fire; (ii) extended coverage perils; and (iii) vandalism and malicious mischief. Such direct damage insurance shall be on a full replacement cost basis in an amount equivalent to not less than the full insurable value of the improvements located on the Property. "Full Insurable Value" shall include the actual replacement costs of the improvements without deduction for appreciation. The policy as required by this subsection shall be either subject to a no co-insurance clause or contain an agreed amount clause and may include a deductibility

provision not exceeding Two Thousand Five Hundred Dollars ($2,500). The Sellers shall be named as an additional insured on this policy.

14.4 Insurance Requirements. All insurance required in this Section 14 shall be taken out and maintained in responsible insurance companies selected by Buyer which are authorized to transact business in the State of Montana. Buyer will provide the Sellers with copies of insurance policies evidencing all such insurance coverage, or a certificate or certificates of the respective insurers stating that such insurance coverage is in force and effect. The original of such policy or policies shall be deposited with the Escrow Agent. Each policy of insurance required herein shall contain a provision that the insurer shall not cancel, refuse to renew or materially modify it without giving written notice to Sellers at least thirty (30) days before the cancellation, non-renewal or modification becomes effective. Before the expiration of any policy of insurance required herein, Buyer shall furnish the Sellers evidence satisfactory to the Sellers that the policy has been renewed or replaced by another policy conforming to the provisions of this Section 14, or that there is no necessity therefor under the terms of this Agreement. In lieu of separate policies, Buyer may maintain blanket policies having the coverage required herein, in which event it shall deposit with Buyer a certificate or certificates of the respective insurers as to the amount of coverage in force.

15. Covenants.

15.1 Further Assurances. The parties agree that, from time to time, whether before, at or after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer, in form and substance reasonably satisfactory to each party, and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement.

15.2 Assumption of Liabilities. Buyer, for itself and its successors, assigns and transferees hereby agrees to assume and perform all Liabilities of Sellers arising under, or out of, or related to the Property, of whatsoever nature, whether accrued or unaccrued, whether known or unknown, whether preexisting, now existing or that might arise hereafter, including Liabilities with respect to Environmental Conditions on, at, under, near or associated with the Property, (including, without limitation, all Liabilities of the Sellers arising under, or out of, or related to any alleged violation of, or activities required under, the Permits or any applicable Orders or Laws, including Environmental Laws and any Liabilities for any Releases from the Property), whether or not such Liabilities were or are caused by the negligence or breach of other legal duty by any member of the Sellers and whether or not such Liabilities arose or arise during the period of, or from, or in connection with the Sellers' possession, use, ownership, development of, or other activities with respect to the Property. Without limitation of the foregoing, Buyer agrees to assume and perform any and all Liabilities of the Sellers with respect to Environmental Conditions of the Property, regardless of when the events occurred that caused the existence of such Environmental Condition on, at, under, near or associated with the Property, and whether or not attributable to the negligence or breach of other legal duty by any member of the Sellers. With respect to the Liabilities assumed by the Buyer as stated herein, to the extent any Action involves any asserted Liability against any member of the Sellers, and if reasonably necessary in order to defend against such asserted Liability, the Sellers shall cooperate with Buyer after the Closing, with respect to providing information and making available their personnel and attorneys to answer inquiries about any such Liabilities as reasonably requested by Buyer. The Sellers shall be responsible for any of its internal fees and costs associated with such cooperation, and Buyer shall be responsible for any associated third party fees and costs, including those incurred by outside counsel.

15.3 Indemnity. In connection with Buyer assuming all Liabilities of the Sellers as provided in Section 15.2, Buyer agrees to indemnify the Sellers for any Indemnifiable Losses associated with the Property as provided in Section 17.1.

15.4 Release and Covenant Not to Sue. Buyer, for itself and its respective successors, assigns, transferees, and Affiliates, hereby fully and irrevocably releases and covenants not to sue the Sellers Indemnitees for any Actions (including any private cost recovery suit or contribution action), or any Liabilities, whether accrued or unaccrued, whether known or unknown, whether now existing or that might arise hereafter, that Buyer may now have or hereafter acquire, arising under, or out of, or related to the Property or the Mining Assets.

16. Disclaimers.

16.1 No Warranties by the Sellers. BUYER ACKNOWLEDGES AND AGREES THAT THE SELLERS HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTEES OF ANY KIND OR CHARACTER WHATSOEVER WHICH ARE NOT SPECIFICALLY AND AFFIRMATIVELY SET FORTH IN THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, INCLUDING WITH RESPECT TO TITLE TO OR SUITABILITY OF THE PROPERTY, THE PROPERTY, THE PERMITS, THE SHARES, THE COMPANIES, AND THE MINING ASSETS, FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT OR HAVE CONDUCTED THEREON, OR THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, THE PROPERTY, THE PERMITS, THE SHARES, THE COMPANIES, AND THE MINING ASSETS. SPECIFICALLY, WITHOUT LIMITING OR ABROGATING IN ANY WAY ANY OF THE FOREGOING, THE SELLERS HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FOLLOWING MATTERS:

(a) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PERMITS, OR ANY OTHER REAL OR PERSONAL PROPERTY ASSOCIATED WITH THE PROPERTY;

(b) THE VALUE, NATURE, QUALITY OR CONDITION OF ANY OF THE MINING ASSETS, INCLUDING THE ENVIRONMENTAL CONDITION OF ANY OF THE MINING ASSETS;

(c) THE INCOME, IF ANY, TO BE DERIVED FROM ANY OF THE PROPERTY;

(d) THE TRUTH, ACCURACY, COMPLETENESS OR REPRESENTATIVE NATURE OF THE RECORDS;

(e) COMPLIANCE OF THE SELLERS WITH ANY PAST OR PRESENT OPERATIONS OR CONDITIONS WITH ANY PERMITS OR ANY

APPLICABLE LAWS OR ORDERS OR CONTRACT OR LICENSE PROVISIONS, INCLUDING ENVIRONMENTAL LAWS;

(f) THE DISPOSAL OR PRESENCE OF ANY HAZARDOUS MATERIALS OR MINING WASTES ON, AT, UNDER OR ASSOCIATED WITH THE PROPERTY, THE PROPERTY AND THE PERMITS, THE MINING ASSETS, OR THE OCCURRENCE OR EXISTENCE OF ANY PAST OR PRESENT RELEASE OF ANY HAZARDOUS MATERIAL OR MINING WASTES AT, TO, OR FROM THE PROPERTY, THE PROPERTY OR THE MINING ASSETS INTO THE ENVIRONMENT; OR

(g) THE EXISTENCE OR VIABILITY OF THE PERMITS OR THE ABILITY TO MAINTAIN THE PERMITS, OR OBTAIN ANY ADDITIONAL PERMITS (IF REQUIRED) OR ANY APPROVALS BY ANY GOVERNMENTAL AUTHORITY WITH RESPECT TO THE PROPERTY OR THE MINING ASSETS.

BUYER ACKNOWLEDGES AND AGREES THAT TO THE EXTENT NECESSARY FOR BUYER TO DETERMINE TO ENTER INTO THIS AGREEMENT, BUYER HAS BEEN GIVEN THE OPPORTUNITY TO FULLY EXAMINE, INSPECT, AND INVESTIGATE, THE RECORDS, THE PROPERTY, THE PROPERTY, THE PERMITS, THE SHARES, THE COMPANIES, THE MINING ASSETS, AND THE LIABILITIES OF THE SELLERS. IN ENTERING INTO THIS AGREEMENT, BUYER ASSUMES THE RESPONSIBILITY FOR, AND HAS RELIED AND WILL RELY UPON, BUYER'S OWN EXAMINATION, INSPECTION, INVESTIGATION, ANALYSIS, AND OPINIONS.

16.2 No Other Representations. THE SELLERS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION RELATING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY ANY REPRESENTATIVE, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER THE SELLERS NOR ANYONE ON THEIR BEHALF, AS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS AND STATED IN SECTION 9 IN PARTICULAR, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO (i) THE RECORDS PROVIDED TO BUYER REGARDING THE PROPERTY, OR (ii) ANY PROJECTION OR FORECAST RELATING TO THE PROPERTY.

16.3 "As Is" Nature of Transfer of the Property, the Property, the Permits, the Shares and the Mining Assets. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONVEYANCE OF THE PROPERTY, THE PROPERTY, THE SHARES, AND THE MINING ASSETS THEREBY, IS MADE ON AN "AS IS" CONDITION AND BASIS "WITH ALL FAULTS."

17. Indemnification.

17.1 Indemnification.

(a) Subject to the other subsections of this Section 17, Buyer shall defend and indemnify the Sellers Indemnitees in respect of, and hold each of the Sellers Indemnitees harmless from and against, (i) any and all Indemnifiable Losses suffered, incurred or sustained by any of them arising under, or out of, or related to the Property regardless of when the events occurred that caused such Indemnifiable Loss, and whether or not attributable to the negligence or breach of other legal duty by Sellers, and (ii) any and all Indemnifiable Losses suffered, incurred or sustained by any of them, or to which they become subject, resulting from, arising out of, or relating to any breach of representation or warranty or nonfulfillment or breach of or failure to perform any covenant or agreement on the part of Buyer contained in this Agreement.

(b) Subject to the other subsections of this Section 17, Sellers shall defend and indemnify Buyer's Indemnitees in respect of, and hold each of them harmless from and against any and all Indemnifiable Losses suffered, incurred or sustained by any of them, or to which they become subject, resulting from, arising out of, or relating to any breach of representation or warranty or nonfulfillment or breach of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement.

(c) The provisions of Sections 17.1(a) and (b) apply to Third Party Claims which are the subject of Section 17.2, and to any claim between the parties that does not involve a Third Party Claim.

17.2 Third Party Claims.

(a) Notice of Third Party Claim. If any third party makes any claim or brings any Action against an Indemnified Party (a "Third Party Claim") with respect to which an Indemnifying Party may have liability, the Indemnified Party shall provide Notice to the Indemnifying Party in writing of the Third Party Claim and deliver to the Indemnifying Party a copy of the claim, process, and all legal pleadings with respect to the Third Party Claim.

(b) Indemnifying Party's Assumption of the Defense. If an Indemnifying Party wishes to assume the defense of the Third Party Claim, it shall do so by sending Notice of the assumption to the Indemnified Party. The Indemnifying Party's assumption of the defense acknowledges its obligation to indemnify. Promptly after sending the Notice, the Indemnifying Party shall choose and employ independent legal counsel of reputable standing acceptable to the Indemnified Party. After sending the Notice, the Indemnifying Party is entitled to contest, pay, settle or compromise the Third Party Claim as it determines, subject to the provisions of Section 17.2(e).

(c) Indemnified Party's Right to Undertake the Defense. Despite the provisions of Section 17.2(b), an Indemnified Party is entitled:

(i) if Section 17.2(c)(ii) does not apply, to participate in the defense of a Third Party Claim with the Indemnifying Party (but the Indemnifying

Party shall have no obligation to pay for separate counsel for the Indemnified Party in connection with such participation except as otherwise provided in Section 17.2(d)); and

(ii) to defend a Third Party Claim at the Indemnifying Party's cost with counsel of its own choosing and without the participation of the Indemnifying Party if:

(A) the Indemnifying Party fails or refuses to defend the Third Party Claim on or before the thirtieth day after the Indemnified Party has given written Notice to the Indemnifying Party of the Third Party Claim, unless the Indemnifying Party disputes its indemnity obligation and such dispute is resolved in the Indemnifying Party's favor; or

(B) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the opinion of that counsel, constitute a conflict of interest.

(d) Litigation Expenses. The Indemnifying Party shall pay for the Litigation Expenses incurred by the Indemnified Party up to and including the date the Indemnifying Party assumes the defense of the Third Party Claim, unless the Indemnifying Party disputes its indemnity obligation and such dispute is resolved in the Indemnifying Party's favor. Upon the Indemnifying Party's assumption of the defense of the Third Party Claim, the Indemnifying Party's obligation ceases for any Litigation Expenses the Indemnified Party subsequently incurs in connection with the defense of the Third Party Claim. Despite the previous sentence, the Indemnifying Party is liable for the Indemnified Party's Litigation Expenses if:

(i) the Indemnified Party has employed counsel in accordance with the provisions of Section 17.2(c)(ii)(B); or

(ii) the Indemnifying Party has authorized in writing the employment of counsel and stated in that authorization the dollar amount of Litigation Expenses for which the Indemnifying Party is obligated.

(e) Compromise and Settlement of Third Party Claims.

(i) General Rule. If an Indemnifying Party assumes the defense of a Third Party Claim, it may not affect any compromise or settlement of the Third Party Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, and the Indemnified Party has no Liability with respect to any compromise or settlement of any Third Party Claim effected without its consent.

(ii) Exceptions. Despite the provisions of Section 17.2(e)(i), an Indemnifying Party may affect a compromise or settlement of any Third Party Claim without an Indemnified Party's consent if the following three conditions are met:

(A) There is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnified Party.

(B) The sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

(C) The compromise or settlement includes, as an unconditional term, the claimant's or the plaintiff's release of the Indemnified Party, in form and substance reasonably satisfactory to the Indemnified Party, from all Liability in respect of the Third Party Claim.

(f) Resolution of Disputed Indemnity Obligation. If an Indemnifying Party timely disputes its obligation to defend and indemnify an Indemnified Party with respect to a Third Party Claim, such dispute shall be resolved by a court of competent jurisdiction.

18. Property Transfer Matters.

18.1 Proration of Real Property Taxes. All general *ad valorem* real property taxes and other amounts duly assessed against the Property for the calendar year of the Closing Date shall be prorated between the Sellers and Buyer as of the Closing Date. The Sellers shall be responsible for the payment of all such taxes and other amounts duly assessed against the Property prior to the Closing Date, and Buyer shall be responsible for the payment of all such taxes and other amounts duly assessed against the Property as of and following the Closing Date. In the event current year information is not available as of the Closing Date, the parties shall use the taxes and assessments levied against the Property in the prior calendar year for purposes of the prorating required under this Section.

19. General Provisions.

19.1 Notice. Any notice or other communication required or permitted hereunder (any "Notice") shall be in writing and shall be deemed to be effective and have been duly given: (a) on the date of service if hand delivered or delivered by a facsimile transfer device or electronically, receipt confirmed; (b) on the Business Day following the date on which deposited with a nationally recognized overnight courier for next Business Day delivery, expenses prepaid; or (c) on the 3rd Business Day following the date on which mailed by first class registered or certified mail, return receipt requested, postage paid; and in any case addressed as follows or to such other address as shall be furnished in writing by such party pursuant to this Section:

IF TO SELLERS, TO:

Marlene Moen
Prospect Mine Road
P.O. Box 33
Virginia City, Montana 59755

With a copy to:

J. Richard Orizotti, Esq.
Poore, Roth & Robinson, P.C.
1341 Harrison Avenue
P.O. Box 2000
Butte, Montana 59702

IF TO PURCHASER, TO: Magna Management Ltd.
Suite 300 Jameson House
838 West Hastings Street
Vancouver, BC V6C 0A6 Canada

With a copy to: Michael S. DeBenon Esq.
881 Dover Drive, Suite 110
Newport Beach, California 92663

19.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

19.3 Time. Time is of the essence in the performance of this Agreement.

19.4 Governing Law. This Agreement shall be construed in accordance with the Laws of the State of Montana without reference to conflict of law principles.

19.5 Rules of Interpretation; Survival. The headings in this Agreement are for convenience only and shall not affect the construction of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to both genders. This Agreement shall not be deemed to have been prepared by any single party hereto. All representations, warranties, covenants, and obligations in this Agreement or in any certificate or document delivered hereunder will survive the Closing.

19.6 Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Buyer may not assign this Agreement or any of its rights, interest, or obligations under this Agreement without the prior written consent of Sellers.

19.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Montana without giving effect to the conflicts of laws and principles thereof. The sole venue for any action involving this Agreement or the performance of this Agreement shall be in the Montana Fifth Judicial District Court, Madison County, Montana.

19.8 Entire Agreement. This Agreement and all schedules hereto shall constitute the entire agreement and understanding between and among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The Parties expressly acknowledge and agree that, with regard to the subject matter of this Agreement and the transactions contemplated herein, (a) there are no oral agreements between the parties, and (b) this Agreement, including the exhibits attached hereto, (i) embody the final and complete agreement between the Parties, (ii) supersede all prior and contemporaneous negotiations, offers, proposals, agreements, commitments, promises, acts, conduct, course of dealing, representations, statements, assurances and understandings, whether oral or written, and (iii) may not be varied or contradicted by evidence of any such prior or contemporaneous matter or by evidence of any subsequent oral agreement of the Parties.

19.9 Amendments and Waivers. The provisions of this Agreement may be amended only by the written agreement among the parties. Subject to the foregoing, any waiver, consent or approval of any kind or character on the part of any party of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

19.10 Counterparts; Electronic and Facsimile Copies. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement. The parties agree that an electronic or facsimile copy of this Agreement which contains the parties' signatures may be used as an original.

19.11 Attorney Fees for Document Preparation. Buyer shall pay Sellers at closing the sum of $5,000 to reimburse Sellers for a portion of the attorney fees incurred by Sellers relating to the preparation of this Agreement and the other documents required under this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

Marlene H. Moen
MARLENE H. MOEN

GENE NELLIS

Nancy Egler Nellis
NANCY EGLER NELLIS

Hartmut Baitis
HARTMUT BAITIS

Inga Baitis
INGA BAITIS

(Signatures continued on next page)

GREATER YELLOWSTONE
RESOURCES, LLC

By [signature]

Its AGENT

--SELLERS--

MAGNA MANAGEMENT LTD.

By [signature]

Its PRESIDENT

Printed Name: CAROLIN SCHELLA

--BUYER--

Exhibit A

Real property in the County of Madison, State of Montana, described as follows:

Parcel I:
A 100% Interest in:

1) The **Ned** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 38 embracing a portion of Section 15, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 42, page 269, records of Madison County, Montana, EXCEPTING THEREFROM, that certain tract 500 linear feet next east of discovery by 600 feet in width as conveyed by Book 91, page 119, records of Madison County, Montana.

2) The **Strawberry East** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 39, embracing a portion of Section 14, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 42, page 272, records of Madison County, Montana.

3) The **Strawberry West** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 41, embracing a portion of Section 14, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 42, page 76, records of Madison County, Montana.

4) The **Keystone** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 43, embracing a portion of Section 14, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 36, page 500, records of Madison County, Montana.

5) The **Rustler** Patented Lode Mining Claims, designated by the Surveyor General as Lot No. 46A, embracing a portion of Sections 14 and 15, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 42, page 264, records of Madison County, Montana.

6) The **North Star** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 47, embracing a portion of Section 10, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 42, page 221, records of Madison County, Montana.

7) The **Mountain Cliff** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 3483A, embracing a portion of Sections 19 and 16, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 42, page 325, records of Madison County, Montana.

8) The **Policy** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 3586 embracing a portion of Section 15, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 42, page 304, records of Madison County, Montana.

9) The **Pony** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 5303 embracing a portion of Sections 10 and 15, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 64, page 117, records of Madison County, Montana.

10 -11) The **Bill Nye** and **Clipper Fraction** Patented Lode Mining Claims, designated by the Surveyor General as Lot No. 5999 and 6080, respectively, embracing a portion of Sections 15 and 16, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 64, page 400, records of Madison County, Montana.

*Explanation: The numbers at the left-hand of each Patented Mining Claim's name is a reference to the Claim Map which accompanies this Report

12) The **Dead Pine** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 6021 embracing a portion of Section 15, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 77, page 271, EXPRESSLY EXCLUDING AND EXCEPTING therefrom all that portion contained within Survey 4673, records of Madison County, Montana

13) The **M. K. & T.** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 8730, embracing a portion of Section 16, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 112, page 262, records of Madison County, Montana.

14) The **Stand By** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 5998 embracing a portion of Section 16, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 64, page 400, records of Madison County, Montana.

Parcel II:
An undivided 15/24 interest in:

15-17) The **Success, N. J. Isdell and Owl's Roost** Patented Lode Mining Claims, designated by the Surveyor General as Lot Nos. 5681, 5683 and 5684, respectively, embracing a portion of Section 15, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 246, page 145, records of Madison County, Montana.

Parcel III:
An undivided 100% interest in:

18) The **Willow Creek Fraction** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 6128, respectively, embracing a portion of Section 15, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 77, page 269, records of Madison County, Montana.

Parcel IV:
An undivided ¼ interest in:

19) The **Grouse Patented** Lode Mining Claim, designated by the Surveyor General as Lot No. 5997, respectively, embracing a portion of Section 16, Township 2 South, Range 3 West, P.M.M., as more particularly described in Patent recorded in Book 246, page 150, records of Madison County, Montana.

Parcel V:
An undivided ½ interest in:

20) The **Golden Chariot** Patented Lode Mining Claim, designated by the Surveyor General as Lot No. 4673 embracing a portion of Section 15, Township 2 South, Range 3 West, P.M.M., EXPRESSLY EXCLUDING AND EXCEPTING therefrom all that portion contained within Survey 4671, as more particularly described in Patent recorded in Book 42, page 483, records of Madison County, Montana.

Parcel VI:
An undivided 1/6 interest in:

21) The **Iron Mine Lode** Patented Lode Mining Claim No. 2598. 18.37 acres

EXHIBIT B
MOEN/NELLIS
UNPATENTED MINING CLAIMS, PONY MONTANA

Name of Claim		DOC. #	Name of Claim		DOC #
1.	MN #1	128264	42.	MN #42	128305
2.	MN #2	128265	43.	MN #43	128306
3.	MN #3	128266	44.	MN #44	128307
4.	MN #4	128267	45.	MN #45	128308
5.	MN #5	128268	46.	MN #46	128309
6.	MN #6	128269	47.	MN #47	128310
7.	MN #7	128270	48.	MN #48	128311
8.	MN #8	128271	49.	MN #49	128312
9.	MN #9	128272	50.	MN #50	129313
10.	MN #10	128273	51.	MN #51	129314
11.	MN #11	128274	52.	MN #52	129315
12.	MN #12	128275	53.	MN #53	129316
13.	MN #13	128276	54.	MN #54	129317
14.	MN #14	128277	55.	MN #55	129318
15.	MN #15	128278	56.	MN #56	129319
16.	MN #16	128279	57.	MN #57	129320
17.	MN #17	128280	58.	MN #58	129321
18.	MN # 18	128281	59.	MN #59	129322
19.	MN #19	128282	60.	MN #60	129323
20.	MN #20	128283			
21.	MN #21	128284			
22.	MN #22	128285			
23.	MN #23	128286			
24.	MN #24	128287			
25.	MN #25	128288			
26.	MN #26	128289			
27.	MN #27	128290			
28	MN #28	128291			
29.	MN #29	128292			
30.	MN #30	128293			
31.	MN #31	128294			
32.	MN #32	128295			
33.	MN #33	128296			
34.	MN # 34	128297			
35.	MN #35	128298			
36.	MN #36	128299			
37.	MN #37	128300			
38.	MN #38	128301			
39.	MN #39	128302			
40.	MN #40	128303			
41.	MN # 41	128304			

BLM Serial Numbers MMC221240 thru MMC221299

100% Interest in Mining Claims:

MN Group 1-60 located in Sections 14, 15, 16, 20, 21, 22, Township 2 South, Range 3 West, MPM, Madison County, Montana

EXHIBIT C
Nellis Mining Claims

Patented Mining Claims – 100% Interest

22) **The Dividend**, SUR 6213, Mineral Entry 4086, located in Section 15, T2S, R3W, MPM, Madison County, Montana, 17.64 acres

23) **The Clipper #2**, SUR 5405, Mineral Entry 3977, located in Section 15, T2S, R3W, MPM, Madison County, Montana, 14.63 acres

Unpatented Mining Claims – 100% Interest

Serial Number	Name	Date of Location	Location
MTMMC215958	Gem #2	September 9, 2006	T2S, R3W, 15W1/2
MTMMC215959	Golden	September 10, 2006	T2S, R3W, 14NW1/4 T2S, R3W, 15NE1/4
MTMMC215960	Joe	September 5, 2006	T2S, R3W, 14SW1/4 T2S, R3W, 15SE1/4
MTMMC215961	Mexi #1	September 10, 2006	T2S, R3W, 23N1/2
MTMMC215962	Mexi #2	September 10, 2006	T2S, R3W, 23NW1/4
MTMMC215963	Old	September 5, 2006	T2S, R3W, 15SE1/4
MTMMC 215964	Way	September 10, 2006	T2S, R3W, 14NW1/4

EXHIBIT D
New Mining Claims

Unpatented Claims – 100% Interest

Serial Number	Name	Date of Location	Location
MMC226636	GYR #1	March 8, 2012	T2S, R3W, 20 NW1/4
MMC226637	GYR #2	March 8, 2012	T2S, R3W, 20 NW1/4
MMC226638	GYR #3	March 8, 2012	T2S, R3W, 17 SW1/4 T2S, R3W, 20 NW1/4
MMC226639	GYR #4	March 8, 2012	T2S, R3W, 18 SE1/4
MMC226640	MILL #1	March 7, 2012	T2S, R3W, 13 NE1/4

These 5 Unpatented Claims are 50/50 between Moen & Nellis.

An undivided 1/2 interest in:

The **Grouse Patented** Lode Mining Claim, designated by the Surveyor General as Lot No.5997, respectively, embracing a portion of Section 16, Township 2 South, Range 3 West, M.P.M.

Mining Lease between **Shepherd & Nellis** attached; 4 Patented and 2 Unpatented

EXHIBIT E

NOTICE OF PURCHASER'S INTEREST

NOTICE IS HEREBY GIVEN:

Marlene Moen, Gene Nellis, Nancy Egler Nellis, Greater Yellowstone Resources, LLC, a Montana limited liability company, Hartmut Baitis and Inga Baitis (collectively referred to as "Sellers") are the owners of that certain real property consisting of patented mining claims and unpatented mining claims located near Pony, Montana, in Madison County, Montana, and specifically described on the attached Exhibits A, B, C and D which are incorporated herein.

Sellers have entered into a Contract for Deed for Sale and Purchase of Mining Property to sell the described real property to Laredo Resources Corp., a Nevada corporation.

IN WITNESS WHEREOF, the parties have signed this Notice of Purchaser's Interest this ____ day of August, 2013.

Marlene H. Moen
MARLENE H. MOEN

GENE NELLIS

Nancy Egler Nellis
NANCY EGLER NELLIS

Hart Baitis
HARTMUT BAITIS

Inga Baitis
INGA BAITIS

GREATER YELLOWSTONE
RESOURCES, LLC

By ____________________

Its Agent

--SELLERS--

(Signatures continued on next page)

MAGNA MANAGEMENT LTD.

By [signature]
Its PRESIDENT

--BUYER--

STATE OF MONTANA)
: ss.
County of Madison)

This instrument was acknowledged before me on August 14, 2013, by Marlene H. Moen, Gene Nellis, Nancy Egler Nellis, Hartmut Baitis, Inga Baitis, and Gene Nellis as Agent of Greater Yellowstone Resources, LLC.

CONNIE CARTER
NOTARY PUBLIC for the
State of Montana
Residing at Sheridan, Montana
My Commission Expires
August 29, 2016

NOTARIAL SEAL
CONNIE CARTER
STATE OF MONTANA

Connie Carter
(signature)
Connie Carter
(print name)
Notary Public for the State of Montana
Residing at Sheridan
My Commission Expires: 8-29-2016

PROVINCE OF BRITISH COLUMBIA
: ss.
CANADA)

This instrument was acknowledged before me on August 13, 2013, by CAROLIN SCHELLA as PRESIDENT of Magna Management Ltd.

MICHAEL F. PROVENZANO
Barrister & Solicitor & Notary Public
Suite 704, 595 Howe Street
Vancouver, BC, V6C 2T5 CANADA

[signature]
(signature)

(print name)
Notary Public for the Province of British Columbia
Residing at West Vancouver, BC
My Commission Expires: On Retirement

2. **NOTICE OF PURCHASER'S INTEREST**